Exhibit 10.5

Apogee Acquisition Corp

2106 House Ave Suite 375

Cheyenne, Wyoming 82001

April 6, 2026

Apogee Acquisition Sponsor LLC

2106 House Ave Suite 375

Cheyenne, Wyoming 82001

Ladies and Gentlemen:

This letter agreement will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering of the securities (the “IPO”) of Apogee Acquisition Corp (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Apogee Acquisition Sponsor LLC (the “Sponsor”) and/or its affiliates shall make available to the Company certain office space, utilities, secretarial and administrative support as may be required by the Company from time to time, situated at 2106 House Ave, Suite 375, Cheyenne, Wyoming 82001 (or any successor location). In exchange therefor, the Company shall pay the Sponsor and/or its affiliates the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

Any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

[Signature Page Follows]

Very truly yours,

Apogee Acquisition Corp

By:	/s/ Jeffrey Smith
	Name:	Jeffrey Smith
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

Apogee Acquisition Sponsor LLC

By:	/s/ Jeffrey Smith
	Name:	Jeffrey Smith
	Title:	Managing Member

[Signature Page to Administrative Services Agreement]